Exhibit 99.77Q1(a)


    (i) Articles of Amendment to the Articles of Amendment and Restatement of Articles of Incorporation of Invesco Combination Stock & Bond Funds, Inc. dated March 19, 2002, filed with Post-Effective Amendment No. 20 to INVESCO Combination Stock & Bond Funds, Inc. Registration Statement on September 6, 2002 and incorporated herein by reference.